FOR IMMEDIATE RELEASE	NEWS
May 8, 2015	NYSE MKT: GORO

GOLD RESOURCE CORPORATION REPORTS FIRST QUARTER NET INCOME OF $5.1 MILLION, OR $0.09 PER SHARE; MAINTAINS 2015 PRODUCTION OUTLOOK

COLORADO SPRINGS – May 8, 2015 – Gold Resource Corporation (NYSE MKT: GORO) (the “Company”) reported production results for the first quarter ended March 31, 2015 of 19,347 ounces precious metal gold equivalent (AuEq) (calculated at actual sales price ratio of 72:1), which generated $5.1 million in net income for the quarter.  Gold Resource Corporation is a gold and silver producer with operations in Oaxaca, Mexico and exploration in Nevada, USA.  The Company has returned over $103 million to shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers shareholders the option to convert their cash dividends and take delivery in physical gold and silver.

2015 Q1 HIGHLIGHTS

•	19,347 ounces AuEq mill production
•	18,800 ounces AuEq sold
•	$28.4 million sales, net
•	$5.1 million net income, or $0.09 per share
•	$416 total cash cost per ounce AuEq (after by-product credits)
•	$15.8 million Cash Flow from Mine Site Operations
•	$7.6 million by-product credits, or $402 per ounce AuEq sold
•	$1.6 million dividend distributions, or $0.03 per share for quarter

Overview of Q1 2015 Aguila Project Results

Gold Resource Corporation’s Aguila Project produced 19,347 ounces AuEq at a total cash cost of $416 per ounce.  Realized average metal price sales during the quarter were $1,203 per ounce gold and $16.74 per ounce silver.  The Company recorded net income of $5.1 million, or $0.09 per share. Cash Flow from Mine Site Operations totaled $15.8 million.  The Company paid $1.6 million to shareholders in dividends, or $0.03 per share during the quarter.  Cash and cash equivalents at quarter end totaled $21.4 million.  Realized gold and silver prices decreased 7.2% and 17.5%, respectively, compared to the first quarter of 2014.

“The Company delivered solid results for the first quarter of 2015,” stated Gold Resource Corporation’s CEO and President, Mr. Jason Reid.  “Even with precious metal prices down significantly year over year, operations generated net income of $5.1 million, or $0.09 per share for the quarter.  The Company is still focused on cost cutting measures and the benefit of these is evident as total cash cost per ounce AuEq was $416 for the quarter.  The Company remains on track to meet its annual production outlook of 80,000 to 90,000 ounces of precious metal gold equivalent at a 64.1 to 1 ratio.”

The following table summarizes certain information about our mining operations for the three months ended March 31, 2015 and 2014:

Production and Sales Statistics - Arista Underground Mine

	Three months ended March 31,
	2015	2014
Milled
Tonnes Milled	92,359	104,349
Tonnes Milled per Day	1,026	1,159
Grade
Average Gold Grade (g/t)	3.13	3.25
Average Silver Grade (g/t)	287	285
Average Copper Grade (%)	0.42	0.35
Average Lead Grade (%)	1.46	1.23
Average Zinc Grade (%)	3.71	3.43
Recoveries
Average Gold Recovery (%)	90	91
Average Silver Recovery (%)	93	92
Average Copper Recovery (%)	76	80
Average Lead Recovery (%)	75	72
Average Zinc Recovery (%)	81	82

Mill production (before payable metal deductions)(1)
Gold (ozs.)	8,348	9,958
Silver (ozs.)	790,300	878,958
Copper (tonnes)	293	292
Lead (tonnes)	1,013	929
Zinc (tonnes)	2,762	2,920
Payable metal sold
Gold (ozs.)	8,678	8,586
Silver (ozs.)	727,315	766,535
Copper (tonnes)	277	259
Lead (tonnes)	920	812
Zinc (tonnes)	2,205	2,158
Average metal prices realized (2)
Gold ($ per oz.)	$1,203	$1,296
Silver ($ per oz.)	$16.74	$20.30
Copper ($ per tonne)	$5,532	$6,939
Lead ($ per tonne)	$1,731	$2,091
Zinc ($ per tonne)	$2,008	$2,050
Precious metal gold equivalent ounces produced (mill production) (1)(3)(4)
Gold Ounces	8,348	9,958
Gold Equivalent Ounces from Silver	10,999	13,776
Total Precious Metal Gold Equivalent Ounces	19,347	23,734
Precious metal gold equivalent ounces sold (3)(4)
Gold Ounces	8,678	8,586
Gold Equivalent Ounces from Silver	10,122	12,014
Total Precious Metal Gold Equivalent Ounces	18,800	20,600
Total cash cost (before by-product credits) per precious metal gold equivalent ounce sold (including royalties) (4)	$818	$806
Total cash costs, after by-product credits, per precious metal gold equivalent ounce sold (including royalties) (4)	$416	$422

(1)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates produced at our mill which the buyer cannot recover through the smelting process. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. The Company monitors these differences to ensure that precious metal mill production quantities are materially correct.

(2)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(3)

Precious metal gold equivalent mill production for the three months ended March 31, 2015 of 19,347 ounces differs from gold equivalent ounces sold for the same period of 18,880 due principally to buyer (smelter) concentrate processing and other deductions of approximately 1,487 gold equivalent ounces and a decrease in gold equivalent ounces contained in ending inventory of approximately 941 ounces.

(4)	Non-GAAP measure to total mine cost of sales reconciliation, which is the most comparable United States generally accepted accounting principles (“U.S. GAAP”) measure.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital.  The Company has 100% interest in six potential high-grade gold and silver properties at its producing Oaxaca, Mexico Mining Unit and exploration properties at its Nevada, USA, Mining Unit.  The Company has 54,179,369 shares outstanding, no warrants and no debt.  Gold Resource Corporation offers shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three months ended March 31, 2015 and 2014, its financial condition at March 31, 2015 and December 31, 2014 and its cash flows for the three months ended March  31, 2015 and 2014.  The summary data for the three months ended March 31, 2015 is unaudited; the summary data for the year ended December 31, 2014 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2014, but do not include the footnotes and other information that is included in the complete financial statements.  Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per ounce contained in this press release is a non-GAAP financial measure.  Please see "Management's Discussion and Analysis and Results of Operation" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	March 31,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,444	$27,541
Gold and silver bullion	3,440	3,447
Accounts receivable	7,459	1,416
Inventories	8,019	7,295
IVA taxes receivable	661	575
Deferred tax assets	3,891	3,891
Prepaid expenses and other current assets	2,308	2,935
Total current assets	47,222	47,100
Property, plant and mine development, net	36,885	32,348
Deferred tax assets	25,519	25,519
Investments	1,901	2,620
Other non-current assets	4,725	4,078
Total assets	$116,252	$111,665
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,306	$3,892
Accrued expenses and other current liabilities	3,694	3,923
Capital lease obligations, current portion	1,543	1,498
Income taxes payable	6,342	7,907
Dividends payable	542	542
Total current liabilities	18,427	17,762
Capital lease obligations	415	834
Deferred tax liability	6	-
Reclamation and remediation liabilities	2,834	2,993
Total liabilities	21,682	21,589
Shareholders' equity:
Preferred stock - $0.001 par value, 5,000,000 shares authorized:
no shares issued and outstanding	-	-
Common stock - $0.001 par value, 100,000,000 shares authorized:
54,515,767 and 54,515,767 shares issued and outstanding, respectively	55	55
Additional paid-in capital	94,159	93,094
Retained earnings	7,411	3,982
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	94,570	90,076
Total liabilities and shareholders' equity	$116,252	$111,665

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

for the three months ended March 31, 2015 and 2014

(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	2015	2014

Sales, net	$28,372	$31,152
Mine cost of sales:
Production costs	12,934	14,221
Depreciation and amortization	1,392	745
Reclamation and remediation	23	-
Total mine cost of sales	14,349	14,966
Mine gross profit	14,023	16,186
Costs and expenses:
General and administrative expenses	2,731	3,013
Exploration expenses	1,712	1,288
Total costs and expenses	4,443	4,301
Operating income	9,580	11,885
Other (expense) income, net	(504)	469
Income before income taxes	9,076	12,354
Provision for income taxes	4,023	5,229
Net income	$5,053	$7,125
Net income per common share:
Basic	$0.09	$0.13
Diluted	$0.09	$0.13
Weighted average shares outstanding:
Basic	54,179,369	53,934,925
Diluted	54,179,369	54,697,710

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

for the three months ended March 31, 2015 and 2014

(U.S. dollars in thousands)

(Unaudited)

	2015	2014

Cash flows from operating activities:
Net income	$5,053	$7,125
Adjustments to reconcile net income to net cash from operating activities:
Depreciation, depletion and amortization	1,457	810
Stock-based compensation	1,066	783
Deferred income taxes	6	-
Currency exchange (gain) loss	(545)	137
Unrealized loss (gain) on investments	719	(702)
Other operating adjustments	112	-
Changes in operating assets and liabilities:
Accounts receivable	(6,043)	(4,176)
Inventories	(724)	496
Prepaid expenses and other current assets	(24)	1,110
Accounts payable and other accrued liabilities	1,046	1,551
Income taxes payable/receivable	(1,255)	5,219
Total adjustments	(4,185)	5,228
Net cash provided by operating activities	868	12,353
Cash flows from investing activities:
Capital expenditures	(4,937)	(4,190)
Proceeds from conversion of gold and silver bullion	7	8
Investments	-	(1,805)
Net cash used in investing activities	(4,930)	(5,987)
Cash flows from financing activities:
Proceeds from exercise of stock options	-	100
Dividends paid	(1,625)	(1,617)
Repayment of capital leases	(372)	(365)
Net cash used in financing activities	(1,997)	(1,882)
Effect of exchange rate changes on cash and cash equivalents	(38)	-
Net (decrease) increase in cash and cash equivalents	(6,097)	4,484
Cash and equivalents at beginning of period	27,541	14,973
Cash and equivalents at end of period	$21,444	$19,457
Supplemental Cash Flow Information
Interest expense paid	$24	$85
Income and mining taxes paid	$5,239	$-